UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2016
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, TX 76177
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
China Mist Closing
On October 12, 2016, Farmer Bros. Co., a Delaware corporation (the “Company”), issued a press release announcing the closing of the purchase of substantially all of the assets of China Mist Brands, Inc., an Arizona corporation, by China Mist Brands, Inc., a Delaware corporation formerly known as Tea Leaf Acquisition Corp., a newly formed Delaware corporation and a wholly owned subsidiary of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
2016 Annual Meeting of Stockholders
On October 13, 2016, the Board of Directors scheduled the Company’s 2016 Annual Meeting of Stockholders for December 8, 2016. The Board of Directors has fixed the close of business on October 17, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2016 Annual Meeting of Stockholders. The meeting will be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, TX 76177.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Farmer Bros. Co., dated October 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2016

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston
Isaac N. Johnston
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Farmer Bros. Co., dated October 12, 2016